Exhibit 2.8

SEVENTH AMENDMENT TO

FORMATION AND CONTRIBUTION AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS SEVENTH AMENDMENT TO FORMATION AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of June 24, 2008, by and among (i) NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“NHP”), (ii) NHP/PMB L.P., a Delaware limited partnership (the “Operating Partnership”), (iii) PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company (“PMB LLC”), (iv) PMB CHULA VISTA LLC, a California limited liability company (“Vista LLC”), (v) LILIHA PARTNERS L.P., a California limited partnership (“Liliha LP”), (vi) THE PLAZA AT WASHOE, LLC, a Nevada limited liability company (“Washoe LLC”), (vii) THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company (“Terrace LLC”), (viii) PMB BURBANK #2 LLC, a California limited liability company (“Burbank 2 LLC”), (ix) PDP ORANGE LLC, a Delaware limited liability company (“Orange LLC”), (x) PDP MISSION VIEJO LLC, a Delaware limited liability company (“Mission LLC”), (xi) PDP POMERADO LLC, a California limited liability company (“Pomerado LLC”), (xii) PMB PASADENA LLC, a California limited liability company (“Pasadena LLC”), and (xiii) PMB GILBERT LLC, a Delaware limited liability company (“Gilbert LLC” and, together with Vista LLC, Liliha LP, Washoe LLC, Terrace LLC, Burbank 2 LLC, Orange LLC, Mission LLC, Pomerado LLC, and Pasadena LLC, the “Remaining Transferors”).

R E C I T A L S

A. (i) NHP, (ii) PMB LLC, (iii) the Remaining Transferors, and (iv) PMB SPE Santa Clarita LLC, a California limited liability company (“Clarita LLC”), St. Francis-Lynwood Medical Plaza L.P., a California limited partnership (“Francis LP”), Eden Medical Plaza LP, a California limited partnership (“Eden LP”), PMB Burbank #1 LLC, a California limited liability company (“Burbank 1 LLC”), San Gabriel Valley Medical Plaza LLC, a California limited liability company (“SG Valley LLC”), PMB Green Valley LLC, a Nevada limited liability company (“Green LLC”), PMB Torrance 1 LLC, a California limited liability company (“Torrance LLC”), and PMB Hillsboro LLC, an Oregon limited liability company (“Hillsboro LLC” and, together with Clarita LLC, Francis LP, Eden LP, Burbank 1 LLC, SG Valley LLC, Green LLC, and Torrance LLC, collectively, the “Previous Transferors”, and each a “Previous Transferor”), entered into that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008 (the “Original Contribution Agreement”), as amended by that certain First Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 10, 2008 (the “First Amendment”), as further amended by that certain Letter Agreement Re: Due Diligence Waiver Letter and Second Amendment to that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 14, 2008 (the “Second Amendment”), as further amended by that certain Third Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 26, 2008 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 28, 2008 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of April 22, 2008 (the “Fifth Amendment”), and as further amended by that certain Sixth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of

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May 12, 2008 (the “Sixth Amendment,” together with the Fifth Amendment, the Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment and the Original Contribution Agreement, the “Contribution Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth for the same in the Contribution Agreement.

B. NHP, the Operating Partnership, PMB LLC and the Remaining Transferors desire to amend the Contribution Agreement in accordance with the terms and conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NHP, the Operating Partnership, PMB LLC and the Remaining Transferors hereby agree as follows:

1. AMENDMENTS.

1.1 Extension of Approval Period by AIG. The Contribution Agreement is hereby amended by deleting the last sentence of Section 16.25 thereof in its entirety and inserting the following in lieu thereof:

“In the event that PMB LLC fails to notify NHP in writing of the approval of this Agreement with respect to Mission LLC, Orange LLC and the applicable Properties by AIG on or before July 25, 2008, (a) this Agreement shall automatically terminate with respect to Mission LLC, Orange LLC and the applicable Properties, (b) Mission LLC, Orange LLC and the applicable Properties shall be removed and excluded from the terms of this Agreement, and (c) the remainder of the terms of this Agreement shall remain in full force and effect with respect to the other Transferors and Properties.”

1.2 Existing Property Closing Date. The Contribution Agreement is hereby amended by deleting the first sentence of Section 7.1.1 thereof in its entirety and inserting the following in lieu thereof:

“Subject to the provisions of this Agreement, the Closing with respect to all of the Existing Properties shall take place concurrently on April 1, 2008 or such other date as the parties hereto may agree; provided, however, that (a) the Closing of the Contribution Transaction relating to the Property leased by Green LLC shall take place on May 1, 2008, (b) the Closing of the Contribution Transaction relating to the Property leased by Hillsboro LLC shall take place on May 29, 2008, (c) the Closing of the Contribution Transaction relating to the Property leased by Terrace LLC shall take place on August 1, 2008, and (d) the Closing of the Contribution Transactions relating to the Property owned by Vista LLC and the Property leased by Liliha LP shall take place on November 1, 2008. Notwithstanding anything to the contrary contained in Sections 7.1.3, 7.5.1 and 16.18 hereof, to the extent that any of the dates specified in the preceding sentence fall on a Saturday, Sunday or legal holiday, the Closing shall take place on the next Business Day, provided that, for purposes of any and all adjustments and prorations hereunder, the

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Closing Date shall be deemed to have occurred on the dates specified in the preceding sentence. Notwithstanding anything to the contrary contained in Sections 7.1.3 and 7.5.1 hereof, the Closing Date of the Contribution Transaction relating to the Property leased by Hillsboro LLC shall be deemed to have occurred on June 1, 2008, for purposes of any and all adjustments and prorations hereunder.”

2. PRIOR AMENDMENTS. Each of PMB LLC (on behalf of itself and the Previous Transferors) and the Remaining Transferors hereby acknowledges and agrees that from and after the date on which any Transferor consummates the Contribution Transaction to which it is a party, such Transferor is no longer required to execute any further amendment to the Contribution Agreement that does not directly affect such Transferor or such Transferor’s Contribution Transaction. Accordingly, NHP, the Operating Partnership, PMB LLC and the Remaining Transferors, each acknowledge and agree that, to the extent any Previous Transferor executed the Fifth Amendment and/or the Sixth Amendment (each, a “Post-Closing Amendment”) after the date such Previous Transferor consummated the Contribution Transaction to which it was party, such Post-Closing Amendment was unrelated to the Contribution Transaction involving such Previous Transferor and, therefore, such Previous Transferor’s execution thereof was in error and is hereby deemed withdrawn and no longer a part thereof.

3. MISCELLANEOUS PROVISIONS.

3.1 Governing Law. This Amendment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

3.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

3.3 Headings. The Section headings of this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

3.4 Construction. This Amendment shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

3.5 Effect of Amendment. In the event of any inconsistency between the terms of the Contribution Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

3.6 Ratification. Except as otherwise expressly modified hereby, the Contribution Agreement shall remain in full force and effect, and all of the terms and provisions of the Contribution Agreement, as herein modified, are hereby ratified and reaffirmed.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NHP:

NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:	/s/ Donald D. Bradley
Name:	Donald D. Bradley
Title:	Chief Investment Officer
Executive Vice President

OPERATING PARTNERSHIP:

NHP/PMB L.P., a Delaware limited partnership

By:	NHP/PMB GP LLC,
a Delaware limited liability company,
its General Partner

By:	NHP Operating Partnership L.P.,
a Delaware limited partnership,
its Sole Member

By:	NHP GP LLC,
a Delaware limited liability company,
its General Partner

By:	Nationwide Health Properties, Inc.
a Maryland corporation,
its Sole Member

By:	/s/ Donald D. Bradley
Name:	Donald D. Bradley
Title:	Chief Investment Officer
Executive Vice President

[Additional Signature Pages Follow]

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PMB LLC:

PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company

By:		PMB, INC.,
a California corporation,
its Manager

	By:	/s/ Mark Toothacre
Mark Toothacre
President

REMAINING TRANSFERORS:

PMB CHULA VISTA LLC, a California limited liability company

By:		PMB SPE Chula Vista, Inc.,
a Delaware corporation,
its Manager

By:		/s/ Mark Toothacre
Mark Toothacre
President

LILIHA PARTNERS L.P., a California limited partnership

By:		PMB SPE Honolulu, Inc.
a California corporation,
its General Partner

By:		/s/ Mark Toothacre
Mark Toothacre
President

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THE PLAZA AT WASHOE, LLC,
a Nevada limited liability company

By:	PMB Reno LLC,
a Nevada limited liability company,
its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company

By:	PMB South Meadows LLC,
a Nevada limited liability company,
its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

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PMB BURBANK #2 LLC,
a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PDP ORANGE LLC, a Delaware limited liability company

By:	PMB Founders Orange LLC,
a California limited liability company,
its Administrative Agent

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

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PDP MISSION VIEJO LLC,
a Delaware limited liability company

By:	PMB Founders Mission Viejo LLC,
a California limited liability company,
its Administrative Agent

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PDP POMERADO LLC, a California limited liability company

By:	PMB Poway LLC,
a California limited liability company,
its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

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PMB PASADENA LLC,
a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PMB GILBERT LLC, a Delaware limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company,
its Manager

By:	PMB, Inc.,
a California corporation,
its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

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